Exhibit 10.2
LEASE AGREEMENT BETWEEN
CH REALTY IX-NDG ATLANTA FREEMAN INTERMODAL, L.P.,
AS LANDLORD,

AND
HF FOODS GROUP, INC.,
AS TENANT
DATED SEPTEMBER 30, 2024

4795 INNOVATIVE WAY,
POWDER SPRINGS, GEORGIA 30127
Approved Georgia Industrial Lease Form
Based On Master Lease Version 22

BASIC LEASE INFORMATION

Lease Date:	September 30, 2024
Landlord:	CH REALTY IX-NDG ATLANTA FREEMAN INTERMODAL, L.P., a Delaware limited partnership
Tenant:	HF FOODS GROUP, INC., a Delaware corporation
Premises:
That certain space, containing 181,780 rentable square feet, in the building commonly known as 4795 Innovative Way (the "Building"), and whose street address is 4795 Innovative Way, Powder Springs, Georgia 30127. The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the "Land") is described on Exhibit B. The term "Project" shall collectively refer to the Building, the Land and the driveways, parking facilities, loading dock areas, roadways, any rail tracks associated with the Building and similar improvements and easements associated with the foregoing or the operation thereof.

Term:
125 full calendar months, plus any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 125th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:	February 1, 2025.
Basic Rent:	Subject to the conditional abatement of Basic Rent set forth in Exhibit H hereto, Basic Rent shall be the following amounts for the following periods of time:
	Lease Month	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Basic Rent
Approved Georgia Industrial Lease Form
Based On Master Lease Version

	1 - 12	$7.90	$119,671.83
	13 - 24	$8.20	$124,216.33
	25 - 36	$8.51	$128,912.32
	37 - 48	$8.83	$133,759.78
	49 - 60	$9.16	$138,758.73
	61 - 72	$9.50	$143,909.17
	73 - 84	$9.86	$149,362.57
	85 - 96	$10.23	$154,967.45
	97 - 108	$10.61	$160,723.82
	109 - 120	$11.00	$166,631.67
	121 - 125	$11.41	$172,842.48

As used herein, the term "Lease Month" means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for which Basic Rent is payable for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Additional Rent:	Tenant's Proportionate Share of Operating Costs, Taxes and Insurance Costs.
Letter of Credit Amount:	The Letter of Credit Amount shall be Six Hundred Twenty-Five Thousand, Three Hundred and Twenty Three Dollars ($625,323.00) which is the last three month’s Basic Rent plus three month’s estimated Additional Rent. The Letter of Credit will be renewed annually.
Rent:	Basic Rent, Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.
Approved Georgia Industrial Lease Form
Based On Master Lease Version

Permitted Use:	General industrial/warehouse use for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant. Tenant shall be responsible for confirming that the Permitted Use complies with all applicable Laws.
Tenant's Proportionate Share:	52.4%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the 346,938 rentable square feet in the Building. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above is conclusive and shall be binding upon them.
Initial Liability Insurance Amount:	$3,000,000.
Tenant's Address:	For all Notices: HF Foods Group, Inc. 6325 S. Rainbow Blvd. Suite 420 Las Vegas, NV 89118 Attention: Legal Department
Landlord's Address:	For all Notices: CH Realty IX-NDG Atlanta Freeman Intermodal, L.P. c/o Lincoln Property Company 3340 Peachtree Road NE, Suite 2550 Atlanta, GA 30326 Attention: Property Manager Telephone: 678-561-1546	With a copy to: CH Realty IX-NDG Atlanta Freeman Intermodal, L.P. 3819 Maple Avenue Dallas, Texas 75219 Attention: Asset Manager – 4795 Innovative Way Telephone: 214-661-8000

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.
Approved Georgia Industrial Lease Form
Based On Master Lease Version

LIST OF DEFINED TERMS
Page No.
Additional Rent    ii
Affiliate    1
Approval Criteria    3
Architect    1
Basic Lease Information    1
Basic Rent    i
Building    i
Building's Structure    1
Building's Systems    1
Casualty    20
Code Modification    11
Commencement Date    i
Completed Application for Payment    4
Complex    4
Construction Allowance    4
Damage Notice    20
Default Rate    7
Environmental Requirements    31
Estimated Delivery Date    1
Event of Default    22
GAAP    15
Governmental Requirements    11
Green Initiatives    34
Hazardous Materials    31
including    1
Insurance Costs    17
Land    i
Landlord    1
Landlord's Mortgagee    18
Law    1
Laws    1
Lease    1
Lease Month    ii
Letter of Credit Amount    ii
Loss    16
Manager    2
Mortgage    17
OFAC    12
Operating Costs    3
Operating Costs and Tax Statement    5
Permitted Transfer    14
Approved Georgia Industrial Lease Form
Based On Master Lease Version

Permitted Transferee    14
Permitted Use    ii
Premises    i
Primary Lease    17
Project    i
Rent    ii
Repair Period    20
Space Plans    1
Space Plans Delivery Deadline    1
Substantial Completion    4
Substantially Completed    4
Sustainability Standards    34
Taking    19
Tangible Net Worth    15
Taxes    4
Telecommunications Services    29
Tenant    1
Tenant Party    1
Tenant's Off-Premises Equipment    1
Tenant's Proportionate Share    iii
Term    i
Total Construction Costs    4
Transfer    12
Work    2
Working Drawings    2
Working Drawings Delivery Deadline    1

Approved Georgia Industrial Lease Form
Based On Master Lease Version

LEASE
    This Lease Agreement (this "Lease") is entered into as of September 30, 2024, between CH REALTY IX-NDG ATLANTA FREEMAN INTERMODAL, L.P., a Delaware limited partnership ("Landlord"), and HF FOODS GROUP, INC., a Delaware corporation ("Tenant").
1.Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the "Basic Lease Information") set forth above are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: "Affiliate" means any person or entity which, directly or indirectly controls, is controlled by, or is under common control with the party in question; "Building's Structure" means the Building's exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; "Building's Systems" means the Building's HVAC, life-safety, plumbing, electrical, and mechanical systems; "including" means including, without limitation; "Laws" means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders, and all interpretations of the foregoing, and all restrictive covenants affecting this Lease or the Project, and "Law" means any of the foregoing; "Tenant's Off-Premises Equipment" means any of Tenant's equipment or other property that may be located on or about the Project (other than inside the Premises); and "Tenant Party" means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests and invitees.
2.Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises. Additionally, subject to the terms of this Lease and Landlord's rules and regulations therefor, Tenant and its employees and invitees shall have a non-exclusive license to use any applicable driveways, loading dock areas, roadways, rail tracks and other similar improvements designated by Landlord from time to time as common areas for the common use and enjoyment of all tenants and occupants of the Project.
3.Tender of Possession; Early Entry; Access.
(a)Tender of Possession. Landlord and Tenant anticipate that possession of the Premises will be tendered to Tenant with the Demising Wall Work (as defined in Exhibit D-1) substantially completed (the "Estimated Delivery Date"). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then (1) the validity of this Lease shall not be affected or impaired thereby, (2) Landlord shall not be in default hereunder or be liable for damages therefor, and (3) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Within ten days after request by Landlord, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming (1) the Commencement Date and the expiration date of the initial Term, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises (except for
Approved Georgia Industrial Lease Form
Based On Master Lease Version

punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent and Additional Rent. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord, and Tenant has only a usufruct which is not subject to levy or sale. Landlord discloses to Tenant, and Tenant acknowledges, that Landlord is the owner of record of the Building and of the Premises and that CBRE, Inc. (the "Manager") is authorized to manage the Building and the Premises on behalf of Landlord. The address of Landlord and the address of the Manager is set forth in the Basic Lease Information. Tenant shall furnish to Landlord a certificate of occupancy (or other jurisdictional equivalent) from applicable authorities before commencing business in the Premises, and Landlord agrees to use reasonable efforts to cooperate with Tenant in obtaining same, provided Landlord shall not be required to incur any costs or expenses in connection therewith.
(b)Early Entry. From and after the date which is 10 days following the Lease Date and with Landlord's prior consent (which shall not be unreasonably withheld), Tenant may enter the Premises before possession of the Premises is tendered by Landlord to Tenant in the condition required by this Lease in order to install Tenant's racking systems, cabling or other infrastructure, and Tenant's furniture, fixtures and equipment, provided that (i) Landlord is given prior written notice of any such entry, (ii) such entry shall be coordinated with Landlord and shall not interfere with Landlord's construction activities, and (iii) Tenant shall deliver to Landlord evidence that the insurance required under Section 12(a) of this Lease has been obtained. Any such entry shall be on the terms of this Lease, but no Rent shall accrue during the period that Tenant so enters the Premises prior to the Commencement Date. Notwithstanding anything in this Lease to the contrary, upon any such early entry, any damage caused to the Premises by Tenant or a Tenant Party in connection with such early entry, including, without limitation, any damage to the Building’s Structure, shall be the responsibility of Tenant. Tenant shall conduct its activities therein so as not to interfere with Landlord's construction activities, and shall do so at its risk and expense. If, in Landlord's judgment, Tenant's activities therein interfere with Landlord's construction activities, Landlord may terminate Tenant's right to enter the Premises before the Commencement Date.
(c)Access. Subject to the Building rules and regulations attached as Exhibit C hereto and the other provisions of this Lease, following the Commencement Date, Tenant will be provided access to the Premises 24 hours per day, seven days per week. If such access is unavailable due to force majeure or any other reason beyond Landlord’s control (including construction performed by parties other than Landlord which prohibits such access), Landlord shall not be in default under this Section 3(c). If reasonable access to the Premises is unavailable preventing Tenant from making reasonable use of any substantial portion of the Premises for its intended purpose for more than 25 consecutive days following written notice from Tenant to Landlord and such unavailability was not caused by a Tenant Party, Tenant shall, as its exclusive remedy therefor, be entitled to a reasonable abatement of Rent for each consecutive day (immediately following such 25-day period,) that Tenant is so prevented from making reasonable use of such portion of the Premises based on the area thereof; however, in no event shall the
Approved Georgia Industrial Lease Form
Based On Master Lease Version

amount of any abatement permitted under this Section 3(c) exceed the net insurance proceeds received by Landlord (less any deductibles and amounts payable to third-parties) derived from such unavailability, if any.
4.Rent.
(a)Payment. Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord's address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes. The obligations of Tenant to pay Rent to Landlord and the obligations of Landlord under this Lease are independent obligations. Rent shall be payable monthly in advance. The first monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the 6th Lease Month. The monthly Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent (and Additional Rent) in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date. Payments of Rent for any fractional calendar month at the end of the Term shall be similarly prorated.
(b)Operating Costs.
Tenant shall pay to Landlord Tenant's Proportionate Share of the annual Operating Costs (defined below). Prior to each calendar year of the Term, Landlord shall make a good faith estimate of Tenant's Proportionate Share of Operating Costs for the following calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Tenant's Proportionate Share of Operating Costs for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may re-estimate the amount of Tenant's Proportionate Share of Operating Costs to be due by Tenant and deliver a copy of the re-estimate to Tenant. Thereafter, the monthly installments of Tenant's Proportionate Share of Operating Costs shall be adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of Tenant's Proportionate Share of Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.
(i)The term "Operating Costs" means all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (A) wages and salaries of all on-site employees at or below the grade of senior building manager, engaged in the operation, maintenance or security of the Project (together with Landlord's reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits
Approved Georgia Industrial Lease Form
Based On Master Lease Version

relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (C) cost of all utilities (including fuel, gas, electricity, water, sewer, and other services) for the common areas and other non-tenant areas of the Project (e.g., mechanical, electrical and telecommunications rooms) as reasonably determined by Landlord; (D) repairs, replacements, and general maintenance of the Project including paving and parking areas, roads, roof repairs (Landlord is responsible for replacement of the roof as provided in Section 7), alleys and driveways, trash collection, sweeping and removal of trash for the common areas, mowing and snow removal, landscaping and exterior painting, the cost of maintaining utility lines, fire sprinklers and fire protection systems, exterior lighting, and mechanical and plumbing systems serving the Project and, to the extent the following items serve more than one tenant in the Project, dock doors, drains and sump pumps; (E) [intentionally omitted]; (F) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, and security of the Project (including alarm service, window cleaning, and elevator maintenance); (G) reasonable costs of professional services rendered for the general benefit of the Project; (H) environmental insurance or environmental management fees; (I) the cost of any insurance deductibles for insurance required to be maintained by Landlord; and (J) costs for improvements made to the Project which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any new interpretations of any Law hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion. If the Project is part of an industrial park complex (the "Complex"), Operating Costs, Taxes (defined below) and Insurance Costs (defined below) for the Complex may be prorated among the Project and the other buildings of the Complex, as reasonably determined by Landlord.
Operating Costs shall not include costs for (i) capital improvements made to the Project, other than capital improvements described in Section 4(b)(2)(J) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies (if any), and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes); (vii) Taxes; (viii) Insurance Costs; and (ix) renovating or otherwise improving space for occupants of the Project or vacant space in the Project.
(ii)Tenant shall also pay Tenant's Proportionate Share of the Taxes for each year and partial year falling within the Term. Tenant shall pay Tenant's Proportionate Share of Taxes in the same manner as provided above for Tenant's Proportionate Share of
Approved Georgia Industrial Lease Form
Based On Master Lease Version

Operating Costs. "Taxes" means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project or its operation excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax, sales tax, or use tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof). Taxes shall include the reasonable costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. As of the Lease Date, the Project may benefit from certain state and local tax incentives from the Development Authority of Powder Springs, a public body corporate and politic created and existing under the laws of the State of Georgia (the “Development Authority”), related to the development of the Project and the satisfaction of certain employment opportunity requirements (the “Tax Incentives”). In furtherance thereof, Landlord is required to provide information, including a copy of this Lease and historical and current employment data regarding Tenant’s business operations within the Project, Building and Premises to the Development Authority or other certification body or agency in order to demonstrate compliance with various program requirements. Tenant agrees that throughout the Term: (i) Landlord may furnish a copy of this Lease and other information provided from Tenant to Landlord as reasonably necessary to comply with qualification requirements related to the Tax Incentives; and (ii) Tenant shall cooperate reasonably and in good faith to maintain and provide Landlord with historical and current employment data regarding Tenant’s business operations within the Project, Building and Premises as Landlord shall reasonably require in order to comply with such reporting requirements to the Development Authority, including the monthly average number of fulltime jobs provided by Tenant at the Project during the immediately preceding calendar year and shall provide such supporting extracts from Tenant’s employment or other records as Landlord and Development Authority shall reasonably request and that Tenant may provide consistent with the privacy rights of its employees. Tenant's Proportionate Share of the Taxes shall be based upon the fully assessed amount of Taxes and if any Tax Incentive actually received by Landlord based on acceptance of the calculation by the Development Authority reduces the amount owed by Tenant, then Landlord shall promptly credit or reimburse Tenant for such excess.
(iii)By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs and Taxes for the previous year (the "Operating Costs and Tax Statement"). If Tenant's estimated payments of Operating Costs or Taxes under this Section 4(b) for the year covered by the Operating Costs and Tax Statement exceed Tenant's Proportionate Share of such items as
Approved Georgia Industrial Lease Form
Based On Master Lease Version

indicated in the Operating Costs and Tax Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant's estimated payments of Operating Costs or Taxes under this Section 4(b) for such year are less than Tenant's Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Tenant shall promptly pay Landlord such deficiency.
(c)Inspection and Audit Rights.
(i)Provided that no Event of Default is then outstanding, Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the sixty (60) day period following the delivery of the Operating Costs and Tax Statement (the "Inspection Period"), such of Landlord's books of account and records as pertain to and contain information concerning the Operating Costs and Taxes for the prior calendar year in order to verify the amounts thereof. Such inspection shall take place at Landlord's office upon at least fifteen (15) days prior written notice from Tenant to Landlord. Tenant shall also agree to follow Landlord's reasonable procedures for auditing such books and records. Landlord and Tenant shall act reasonably in assessing the other party's calculation of the Operating Costs and Taxes. Tenant shall provide Landlord with a copy of its findings within thirty (30) days after completion of the audit. Tenant's failure to exercise its rights hereunder within the Inspection Period shall be deemed a waiver of its right to inspect or contest the method, accuracy or amount of such Operating Costs and Taxes.
(ii)If Landlord's calculation of the Operating Costs and Taxes or Tenant's Proportionate Share thereof for the inspected calendar year was incorrect, the parties shall enter into a written agreement confirming such undisputed error and then Landlord shall make a correcting payment in full to Tenant within thirty (30) days after the determination of the amount of such error or credit such amount against future Additional Rent if Tenant overpaid such amount, and Tenant shall pay Landlord within thirty (30) days after the determination of such error if Tenant underpaid such amount. In the event of any errors on the part of Landlord that cost Tenant in excess of $5,000, Landlord will also reimburse Tenant for the costs of an audit reasonably incurred by Tenant (not to exceed $5,000) within the above thirty (30) day period. If Tenant provides Landlord with written notice disputing the correctness of Landlord's statement, and if such dispute shall have not been settled by agreement within thirty (30) days after Tenant provides Landlord with such written notice, Tenant may submit the dispute to a reputable firm of independent certified public accountants selected by Tenant and approved by Landlord, and the decision of such accountants shall be conclusive and binding upon the parties. If such accountant decides that there was an error, Landlord will make correcting payment if Tenant overpaid such amount, and Tenant shall pay Landlord if Tenant underpaid such amount. The fees and expenses involved in such decision shall be borne by the party required to pay for the audit.
(iii)Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or
Approved Georgia Industrial Lease Form
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inspection, other than an independent firm of certified public accountants (1) reasonably acceptable to Landlord, (2) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and (3) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential. Nothing in this Section 4(c) shall be construed to limit, suspend or abate Tenant's obligation to pay Rent when due, including Additional Rent.
5.Delinquent Payment; Handling Charges. All payments required of Tenant hereunder not received within three (3) business days of the date due shall bear interest from the date due until paid at the lesser of eighteen percent per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the "Default Rate"); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to the greater of (a) $50.00 or (b) five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment within three (3) business days of the date due, until five days after Landlord delivers written notice of such delinquency to Tenant.
6.Security Deposit. [Intentionally Omitted].
7.Landlord's Maintenance Obligations. This Lease is intended to be a net lease; accordingly, Landlord's maintenance obligations are limited to (a) the replacement of the Building's Structure at Landlord’s cost, and (b) the maintenance and repair of the Building’s Structure as Operating Costs; Landlord shall not be responsible for any such work until Tenant notifies Landlord of the need therefor in writing. The Building's Structure does not include skylights, windows, glass or plate glass, doors or overhead doors, special fronts, or office entries, dock bumpers, dock plates or levelers, loading areas and docks, and loading dock equipment, all of which shall be maintained by Tenant. Landlord's liability for any defects, repairs, replacement or maintenance for which Landlord is specifically responsible for under this Lease shall be limited to the cost of performing the work. Additionally, Landlord shall maintain the parking areas, and other common areas of the Building, including driveways, alleys, landscape and grounds surrounding the Premises and utility lines in a good condition, consistent with the operation of a bulk warehouse/industrial or service center facility, including maintenance, repair, and replacement of any rail tracks serving the Premises, the exterior of the Building (including painting), landscaping sprinkler systems, and any items normally associated with the foregoing. All costs in performing the work described in the foregoing sentence shall be included in Operating Costs. Tenant shall promptly notify Landlord in writing of any work required to be performed under this Section 7, and Landlord shall not be responsible for performing such work until Tenant delivers to Landlord such notice. Notwithstanding anything to the contrary contained herein, Landlord shall, in its commercially reasonable discretion, determine the
Approved Georgia Industrial Lease Form
Based On Master Lease Version

appropriate remedial action required of it to satisfy its maintenance obligations hereunder (e.g., Landlord shall, in its commercially reasonable discretion, determine whether, and to the extent, repairs or replacements are the appropriate remedial action).
8.Improvements; Alterations; Tenant's Maintenance and Repair Obligations.
(a)Improvements; Alterations. Improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a). No alterations or additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) (1) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (2) the exterior appearance of the Building, (3) the appearance of the Building's common areas, or (4) the provision of services to other Building occupants. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. Tenant shall have the right to make alterations to the Premises without obtaining Landlord's prior written consent provided that (a) the cost of such alterations do not exceed Fifty Thousand Dollars ($50,000.00) in any one instance; (b) such alterations do not affect the Building's Structure or the Building's Systems and do not require issuance of a building permit; (c) Tenant provides Landlord with prior written notice of its intention to make such alterations stating in reasonable detail the nature, extent and estimated cost of such alterations together with the plans and specifications for the same and (d) Tenant's construction of such alterations otherwise complies with the terms of this Section 8.
(b)Repairs; Maintenance. Tenant shall maintain the Premises, including the loading areas and dock, and loading dock equipment in connection with the Premises, in a clean, safe, and operable condition, and shall not permit or allow to remain damage to any portion of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer's suggested service programs, all portions of the Premises, Tenant's Off-Premises Equipment and all areas, improvements and systems exclusively serving the Premises including loading docks, sump pumps, dock wells, dock equipment and loading areas, dock doors, dock seals, overhead doors, "levellors" and similar leveling equipment, plumbing, water, fire sprinkler system, and sewer lines up to points of common connection, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems (including any evaporative units), and other building and mechanical systems serving the
Approved Georgia Industrial Lease Form
Based On Master Lease Version

Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. If Tenant fails to perform any of its maintenance obligations hereunder and such failure continues for five (5) business days after written notice from Landlord (or such longer period as may be reasonably required provided Tenant commences to perform such required maintenance within such five (5) business-day period and proceeds diligently to completion), then Landlord may make the same at Tenant's cost. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by a Tenant Party. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage (or such longer period as may be reasonably required provided Tenant commences to make such repairs or replacements within such 15-day period and proceeds diligently to completion), then Landlord may make the same at Tenant's cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The reasonable costs of all maintenance, repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.
(c)Performance of Work. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord, which approval will not be unreasonably withheld for contractors and subcontractors that maintain the insurance coverages required by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord's property management company and Landlord's asset management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building's Structure and the Building's Systems). All such work which may affect the Building's Structure or the Building's Systems must be approved by the Building's engineer of record, at Tenant's expense and, at Landlord's election, must be performed by Landlord's usual contractor for such work. All work affecting the Building roof must be performed by Landlord's roofing contractor, and will not be permitted if it would void or reduce the warranty on the roof.
(d)Mechanic's Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic's liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant (or earlier, as necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of any fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay
Approved Georgia Industrial Lease Form
Based On Master Lease Version

the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of "landlord-tenant" (thereby excluding a relationship of "owner-contractor," "owner-agent" or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises during the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord's interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys' fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.
(e)Janitorial Services. Tenant, at its sole expense, shall provide janitorial services to the Premises and shall maintain the Premises in a clean and safe condition. Tenant shall store all trash and garbage within the area and in receptacles designated from time to time by Landlord and shall, at its sole expense, arrange for the regular pickup of such trash and garbage pursuant to reasonable regulations established by Landlord from time to time. If Tenant fails to provide janitorial services to the Premises or trash removal services in compliance with the foregoing and such failure continues for more than five (5) days after written notice to Tenant (or more than twice in any 12-month period), Landlord, in addition to any other rights and remedies available to it, may provide such services, and Tenant shall pay to Landlord the cost thereof, plus an administrative fee equal to 15% of such cost, within ten days after Landlord delivers to Tenant an invoice therefor.
9.Utilities. Tenant shall pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, connection charges, maintenance charges, and the like pertaining to Tenant's use of the Premises. Landlord shall separately meter gas and electricity service and bill Tenant directly for its use of any such utility service. To the extent any utility service for the Premises is submetered, the meter shall be read by Landlord or Landlord's designee, and Tenant shall pay to Landlord, within 30 days after receipt of an invoice therefor, the cost of such service based on rates charged for such service by the utility company furnishing such service, including all fuel adjustment charges, demand charges and taxes. To the extent that any particular utility is not separately metered or submetered as provided above (e.g., water or sewer charges), Landlord shall, using its good-faith, reasonable judgment, allocate the expenses for such utility among the existing tenants of the Project based upon density, usage, and other factors in Landlord's reasonable judgment. Tenant, at its expense, shall obtain all utility services for the Premises (other than utilities submetered or otherwise provided to the Premises by Landlord). Landlord
Approved Georgia Industrial Lease Form
Based On Master Lease Version

shall not be liable for any interruption or failure of utility service to the Premises, and such interruption or failure of utility service shall not be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. If, however, Tenant is prevented from using the Premises for more than ten (10) consecutive business days because of the unavailability of any such service and such unavailability was caused by Landlord, its agents, employees or contractors, and restoration of such service is within the reasonable control of Landlord, then Tenant, as its exclusive remedy is entitled to a reasonable abatement of Rent for each consecutive day (after such 10 business-day period) that Tenant is so prevented from using the Premises. Rent shall not abate by reason of the interruption, insufficiency, unavailability or discontinuance of such service if such unavailability or discontinuance was not caused by Landlord, its agents, employees or contractors and restoration of such service is not within the reasonable control of Landlord.
10.Use and Compliance with Law.
(a)Use. Tenant shall use the Premises only for the Permitted Use and shall comply with all Laws relating to this Lease and/or the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building's Structure or the Building's Systems. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (except as provided in Section 27 hereto). Outside storage, including storage of trucks or other vehicles, is prohibited without Landlord's prior written consent. If, because of a Tenant Party's acts or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, then Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Project.
(b)Compliance with Law.
(i)Existing Governmental Regulations. If any federal, state or local laws, ordinances, orders, rules, regulations or requirements (collectively, "Governmental Requirements") in existence as of the date of the Lease require an alteration or modification of the Premises (a "Code Modification") and such Code Modification (i) is not made necessary as a result of the specific use being made by Tenant of the Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Premises by Tenant, such Code Modification shall be performed by Landlord, at Landlord's sole cost and expense.
Approved Georgia Industrial Lease Form
Based On Master Lease Version

(ii)Governmental Regulations – Landlord Responsibility. If, as a result of one or more Governmental Requirements that are not in existence as of the date of this Lease, it is necessary from time to time during the Lease Term, to perform a Code Modification to the Building or the Project that (i) is not made necessary as a result of the specific use being made by Tenant of the Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Premises by Tenant, such Code Modification shall be performed by Landlord and cost thereof shall be included in Operating Costs.
(iii)Governmental Regulations – Tenant Responsibility. If, as a result of one or more Governmental Requirements, it is necessary from time to time during the Lease Term to perform a Code Modification to the Building or the Project that is made necessary as a result of the specific use being made by Tenant of the Premises or as a result of any alteration of the Premises by Tenant, such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; provided, however, that Tenant shall have the right to retract its request to perform a proposed alteration in the event that the performance of such alteration would trigger the requirement for a Code Modification.
11.Assignment and Subletting.
(a)Transfers. Except as provided in Section 11(h), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 11(a)(1) through 11(a)(6) being a "Transfer").
(b)Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (1) is creditworthy, (2) has a good reputation in the business community, (3) will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building or Complex, (4) will not use the Premises, Building or Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Building or Project, (5) is not a governmental entity, or subdivision or agency thereof, (6) is not another occupant of the Building or Complex, (7) is in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive
Approved Georgia Industrial Lease Form
Based On Master Lease Version

order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto; and (8) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Complex, or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. Additionally, Landlord may withhold its consent to any proposed Transfer if any Event of Default by Tenant then exists.
(c)Request for Consent. At least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address of the proposed transferee and any entities and persons who own, control or direct the proposed transferee; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Within 30 days after written notice from Landlord, Tenant will reimburse Landlord for its reasonable attorneys' fees incurred in connection with considering any request for consent to a Transfer, not to exceed $2,500.00 per request for consent.
(d)Conditions to Consent. If Landlord consents to a proposed Transfer, the proposed transferee shall deliver to Landlord a written agreement expressly assuming Tenant's obligations hereunder; however, any transferee of less than all of the Premises shall be liable only for obligations under this Lease properly allocable to the space subject to the Transfer, for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease; Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while any part of the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant, and apply such rents against Rent. Tenant instructs its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.
(e)Attornment by Subtenants. Each sublease hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense of such subtenant against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant has paid for more than the
Approved Georgia Industrial Lease Form
Based On Master Lease Version

current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically, as a condition of its occupying or using any part of the Premises, to have agreed to be bound by the terms of this Section 11(e).
(f)Cancellation. Landlord may, within 30 days after receipt of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date, relating to such portion of the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.
(g)Additional Compensation. While no Event of Default exists, Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of (1) all compensation received by Tenant for a Transfer, less (i) rent in excess of the prevailing rental rate at the commencement of such extended Term, for renewals of space in buildings of equivalent quality, size, utility and location for Class A non-refrigerated warehouse space, and (ii) the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions and tenant finish work) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (2) the Rent allocable to the portion of the Premises covered thereby. While any Event of Default exists, Tenant shall pay to Landlord, immediately upon receipt thereof, one hundred percent (100%) of the excess of (A) all compensation received by Tenant for a Transfer over (B) the Rent allocable to the portion of the Premises covered thereby.
(h)Permitted Transfers. Notwithstanding Section 11(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "Permitted Transfer") to the following types of entities (a "Permitted Transferee") without the written consent of Landlord:
(i)an Affiliate of Tenant;
(ii)any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or
Approved Georgia Industrial Lease Form
Based On Master Lease Version

(iii)any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.
Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, the Complex, Landlord or other tenants of the Building or Complex. No later than 30 days after the effective date of any Permitted Transfer, Tenant shall furnish Landlord with (A) copies of the instrument effecting such Permitted Transfer, (B) documentation establishing Tenant's satisfaction of the requirements set forth above applicable to such Transfer, (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee, and (D) evidence of compliance with the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto, including the name and address of the Permitted Transferee and any entities and persons who own, control or direct the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "Tangible Net Worth" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 11.
12.Insurance; Waivers; Subrogation; Indemnity.
(a)Tenant's Insurance. Effective as of the earlier of (1) the date Tenant enters or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $3,000,000 per occurrence or, following the expiration of the initial Term, such other amounts as Landlord from time to time reasonably requires (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord's property management company, Landlord's asset management company and, if requested in writing by Landlord, Landlord's Mortgagee against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation
Approved Georgia Industrial Lease Form
Based On Master Lease Version

thereof) the installation, operation, maintenance, repair or removal of Tenant's Off-Premises Equipment, (B) insurance covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord's Mortgagee as additional loss payees as their interests may appear, (C) insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant's Off-Premises Equipment), (D) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy), (E) worker's compensation insurance, and (F) business interruption insurance in an amount reasonably acceptable to Landlord. The commercial general liability insurance to be maintained by Tenant may have a deductible of no more than $25,000 per occurrence; and, the property insurance to be maintained by Tenant may have a deductible of no more than $100,000 per occurrence. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage; Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and as soon as practical but at least five (5) days prior to each renewal of said insurance, and Tenant shall notify Landlord at least thirty (30) days before cancellation of any such insurance policies. All such insurance policies shall be in form reasonably satisfactory to Landlord and issued by companies with a Best's rating of A+:VII or better. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, and such failure continues for more than two (2) business days after written notice from Landlord, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord within thirty (30) days after written notice from Landlord, the premium costs thereof, plus an administrative fee of 15% of such cost.
(b)Landlord's Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building's replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, and (2) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Project shall be included in Insurance Costs (defined below). The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.
(c)No Subrogation; Waiver of Property Claims. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 12 that covers the Project, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other
Approved Georgia Industrial Lease Form
Based On Master Lease Version

party caused such Loss (defined below). Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project.
(d)Indemnity. Subject to Section 12(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys' fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss or loss of use of, any property or inconvenience (a "Loss") (1) occurring in or on the Project (other than within the Premises) to the extent caused by the negligence or willful misconduct of any Tenant Party, (2) occurring in the Premises, or (3) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project, including Tenant's Off-Premises Equipment. It being agreed that clauses (2) and (3) of this indemnity are intended to indemnify Landlord and its agents against the consequences of their own negligence or fault, even when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant, and even though any such claim, cause of action or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents; however, such indemnity shall not apply to the sole or gross negligence or willful misconduct of Landlord and its agents. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.
(e)Cost of Landlord's Insurance. Tenant shall pay Tenant's Proportionate Share of the cost of the insurance carried by Landlord from time to time with respect to the Project (including other improvements and Landlord's personal property used in connection therewith), which may include fire and extended coverage insurance (including extended and broad form coverage risks, mudslide, land subsidence, volcanic eruption, flood, earthquake and rent loss insurance) and comprehensive general public liability insurance and excess liability insurance, in such amounts and containing such terms as Landlord deems necessary or desirable (collectively, "Insurance Costs"). During each month of the Term, Tenant shall make a monthly payment to Landlord equal to 1/12th of Tenant's Proportionate Share of Insurance Costs that will be due and payable for that particular year. Each payment of Insurance Costs shall be
Approved Georgia Industrial Lease Form
Based On Master Lease Version

due and payable at the same time as, and in the same manner as, provided above for Tenant's Proportionate Share of Operating Costs. The initial monthly payment of Insurance Costs is based upon Landlord's good faith estimate of Tenant's Proportionate Share of the estimated Insurance Costs for the remainder of the first calendar year. The monthly payment of Insurance Costs is subject to increase or decrease as determined by Landlord to reflect accurately Tenant's Proportionate Share of estimated Insurance Costs. If, following Landlord's receipt of the bill for the insurance premiums for a calendar year, Landlord determines that Tenant's total payments of Insurance Costs are less than Tenant's Proportionate Share of actual Insurance Costs, Tenant shall pay to Landlord the difference within thirty (30) days after written notice from Landlord; if Tenant's total payments of Insurance Costs are more than Tenant's Proportionate Share of actual Insurance Costs, Landlord shall retain such excess and credit it to Tenant's future payments of Insurance Costs (unless such adjustment is at the end of the Term, in which event Landlord shall refund such excess to Tenant within thirty (30) days after expiration).
13.Subordination; Attornment; Notice to Landlord's Mortgagee.
(a)Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a "Mortgage"), or any ground lease, master lease, or primary lease (each, a "Primary Lease"), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a "Landlord's Mortgagee"). Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord's Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord's Mortgagee's Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord's Mortgagee so elects, the subordination of such Landlord's Mortgagee's Mortgage or Primary Lease to this Lease.
(b)Attornment. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.
(c)Notice to Landlord's Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.
(d)Landlord's Mortgagee's Protection Provisions. If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any Rent
Approved Georgia Industrial Lease Form
Based On Master Lease Version

which Tenant has paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Project. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.
(e)Subordination, Non-Disturbance and Attornment Agreement. Landlord shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from the current Landlord’s Mortgagee, and Landlord shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from any future Landlord’s Mortgagee, in the form of Exhibit I hereto or another form reasonably acceptable to Tenant and such Landlord’s Mortgagee or other institutional lenders; however, Landlord’s failure to obtain such agreement shall not constitute a default by Landlord hereunder or prohibit the mortgaging of the Building; and further provided that any costs associated with obtaining such subordination, non-disturbance and attornment agreement shall be paid by Tenant within 15 days after Landlord’s written request therefor. The subordination of Tenant’s rights hereunder to any future Landlord’s Mortgagee under Section 13(a) shall be conditioned upon such future Landlord’s Mortgagee’s execution and delivery of a subordination, non-disturbance and attornment agreement in the form of Exhibit I hereto or another form reasonably acceptable to Tenant and such Landlord’s Mortgagee or other institutional lenders.
14.Rules and Regulations; Traffic Rules and Regulations.
(a)Rules and Regulations. Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are applicable to all tenants of the Project, will not unreasonably interfere with Tenant's use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.
Approved Georgia Industrial Lease Form
Based On Master Lease Version

(b)Traffic Rules and Regulations. In addition to the rules and regulations for the Project, the City of Powder Springs, Georgia (the “City”) has imposed certain restrictions and limitations on the flow of vehicular traffic to and from the Project to nearby public roadways (as amended from time to time, the “Traffic Rules and Regulations”). Tenant acknowledges and agrees that Tenant and its employees, customers, contractors, and invitees shall comply with all Traffic Rules and Regulations imposed by the City on the Project as more particularly set forth in Exhibit C-1 attached hereto and incorporated herein. In addition to incurring fines or other penalties imposed by the City, failure of Tenant and its employees, customers, contractors, and invitees to comply with the Traffic Rules and Regulations shall be an Event of Default hereunder.
15.Condemnation.
(a)Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking.
(b)Partial Taking - Tenant's Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.
(c)Partial Taking - Landlord's Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 15(b).
(d)Temporary Taking. If all or any portion of the Premises becomes subject to a Taking for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Basic Rent and all other amounts required hereunder. If any such temporary Taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to such temporary Taking, at Tenant's sole cost and expense. Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion of such award which (1) compensates Tenant for its loss of use of the Premises within the Term and (2) reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section.
Approved Georgia Industrial Lease Form
Based On Master Lease Version

(e)Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.
16.Fire or Other Casualty.
(a)Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.
(b)Tenant's Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 270 days after the commencement of repairs (the "Repair Period"), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.
(c)Landlord's Rights. If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (3) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord's insurance policies plus applicable deductibles (provided Landlord carries the insurance required hereunder) or Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee such that remaining insurance proceeds are insufficient to cover the costs of rebuilding, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.
(d)Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant's sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord's obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question (plus applicable deductible amounts). If this Lease is terminated under the provisions of this Section 16, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has
Approved Georgia Industrial Lease Form
Based On Master Lease Version

failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).
(e)Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord's repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless the gross negligence or willful misconduct of a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.
17.Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.
18.Events of Default. Each of the following occurrences shall be an "Event of Default":
(a)Payment Default. Tenant's failure to pay Rent within three (3) business days of the date due, which failure continues for five (5) days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent within three (3) business days of the date due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on one or more occasions;
(b)Abandonment. Tenant abandons or vacates the Premises or any substantial portion thereof;
(c)Estoppel. Tenant fails to provide any estoppel certificate after Landlord's written request therefor pursuant to Section 26(e) and such failure shall continue for five days after Landlord's second written notice thereof to Tenant;
(d)Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 12(a);
(e)Mechanic's Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic's lien filed against the Premises or the Project for any
Approved Georgia Industrial Lease Form
Based On Master Lease Version

work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d);
(f)Other Defaults. Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof provided, however, that if the nature of Tenant's failure to perform is such that more than thirty (30) days are reasonably required to cure, then such failure to perform shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently pursues such cure to completion within a reasonable time; and
(g)Insolvency. The filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 18(g), any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; (4) for the reorganization or modification of Tenant's capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.
19.Remedies. Upon any other Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:
(a)Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 20(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates" minus one percent, minus (B) the then present fair rental value of the Premises for such period, similarly discounted;
(b)Termination of Possession. Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 20(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all reasonable costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 19(b), Landlord may remove all of Tenant's property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole reasonable discretion may determine (including a
Approved Georgia Industrial Lease Form
Based On Master Lease Version

term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building or Complex and Landlord shall not be obligated to accept any prospective tenant unless such proposed tenant meets all of Landlord's leasing criteria. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 19(b). If Landlord elects to proceed under this Section 19(b), it may at any time elect to terminate this Lease under Section 19(a);
(c)Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant's name and on Tenant's behalf, without being liable for any claim for damages therefor, except to the extent due to Landlord's gross negligence or willful misconduct in performing such obligation, and Tenant shall reimburse Landlord on demand for any reasonable expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate;
(d)Suspension of Services. Suspend any services required to be provided by Landlord hereunder without being liable for any claim for damages therefor; or
(e)Alteration of Locks. Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.
20.Payment by Tenant; Non-Waiver; Cumulative Remedies.
(a)Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into the condition required at expiration of the Term, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including reasonable brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.
Approved Georgia Industrial Lease Form
Based On Master Lease Version

(b)No Waiver. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.
(c)Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.
21.Landlord's Lien. [Intentionally Omitted].
22.Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 15 and 16 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that no default then exists under this Lease, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any freezer/cooler improvements, wiring or cabling unless Landlord requires such removal). Additionally, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture (including Tenant's Off-Premises Equipment) as Landlord requests; however, Tenant shall not be required to remove any addition or improvement to the Premises or the Project if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord's rights in respect of the security interest granted under Section 21. The provisions of this Section 22 shall survive the end of the Term.
23.Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to 150% of the Rent payable during the last month of the Term, and (b) Tenant
Approved Georgia Industrial Lease Form
Based On Master Lease Version

shall otherwise continue to be subject to all of Tenant's obligations under this Lease. The provisions of this Section 23 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.
24.Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:
(a)Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;
(b)Security. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time;
(c)Prospective Purchasers and Lenders. To enter the Premises at all reasonable hours, upon reasonable prior notice, to show the Premises to prospective purchasers or lenders; and
(d)Prospective Tenants. At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default which remains uncured, to enter the Premises at all reasonable hours, upon reasonable prior notice, to show the Premises to prospective tenants.
25.Substitution Space. [Intentionally Omitted].
26.Miscellaneous.
(a)Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord
Approved Georgia Industrial Lease Form
Based On Master Lease Version

shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord's obligations hereunder arising from and after the transfer date.
(b)Landlord's Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. The provisions of this Section shall survive any expiration or termination of this Lease.
(c)Force Majeure. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.
(d)Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than CBRE, Inc., whose commission shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.
(e)Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F. If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord, Landlord's Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (1) this Lease is in full force and effect; (2) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (3) not more than one monthly installment of Basic Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.
(f)Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address
Approved Georgia Industrial Lease Form
Based On Master Lease Version

specified in the Basic Lease Information, (2) hand delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.
(g)Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.
(h)Amendments; Binding Effect; No Electronic Records. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, except by facsimile transmission as specifically set forth in Section 26(f); nor shall the use of the phrase "in writing" or the word "written" be construed to include electronic communications except by facsimile transmissions as specifically set forth in Section 26(f). The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.
(i)Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.
(j)Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.
Approved Georgia Industrial Lease Form
Based On Master Lease Version

(k)Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
(l)Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.
(m)Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.
(n)Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.
(o)Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.
(p)Financial Reports. If and for so long as Tenant is a publicly traded company and its current financial statements and related information are thus available for view at any time on publicly accessible websites, Tenant shall not be required to supply any financial statements to Landlord. If, however, at any time during the Term, Tenant’s (or Tenant’s parent’s) stock is no longer traded on the public markets, or such information is not so accessible on a public basis, then Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's Mortgagee or prospective mortgagees or purchasers of the Building, (2) in litigation between Landlord and Tenant, and/or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 26(p) more than once in any 12-month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.
(q)Landlord's Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties
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and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys', engineers' or architects' fees, within 30 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.
(r)Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems ("Telecommunications Services"), for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent, not to be unreasonably withheld. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord's policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.
(s)Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent; however, Tenant may disclose the terms and conditions of this Lease if required by Law or court order, to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.
(t)Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so, and that Tenant’s organizational identification number assigned by the Georgia Secretary of State is listed on the signature page of this Lease. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.
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(u)Security Service. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Building or Project, Landlord is not providing any security services with respect to the Premises or Tenant's Off-Premises Equipment and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any area where Tenant's Off-Premises Equipment is located or any other breach of security with respect to the Premises or Tenant's Off-Premises Equipment.
(v)List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.
Exhibit A - Outline of Premises
Exhibit B - Description of the Land
Exhibit C - Building Rules and Regulations
Exhibit C-1 – Traffic Rules and Regulations
Exhibit D-1 – Landlord’s Work: Work of Limited Scope (Landlord Performs the Work) (Demising Wall)
Exhibit D-2 - Tenant Finish-Work: Allowance (Tenant Performs the Work)
Exhibit E - Form of Confirmation of Commencement Date Letter
Exhibit F - Form of Tenant Estoppel Certificate
Exhibit G- Renewal Options
Exhibit H – Rent Abatement Provisions
Exhibit I – Form of SNDA
(w)Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the OFAC of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.
(x)Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Lease. To facilitate execution of this Lease, the parties may execute and exchange signature pages by facsimile or via electronic mail (*.pdf or similar file types). The parties further agree that counterparts of this Lease may be signed electronically via Adobe Sign, DocuSign protocol or other electronic platform. All such signatures may be used in the place of original "wet ink" signatures to this Lease and shall have the same legal effect as the physical delivery of an original signature. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.
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27.Environmental Requirements.
(a)Prohibition against Hazardous Materials. Except for Hazardous Materials contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Materials upon the Premises or in the Project or transport, store, use, generate, manufacture, dispose, or release any Hazardous Materials on or from the Premises or the Project without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises or in the Project, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or the Project of any Environmental Requirement.
(b)Environmental Requirements. The term "Environmental Requirements" means all Laws regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project or the environment including the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including nuisance or trespass, and any other requirements of Section 14 and Exhibit C of this Lease. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including the "owner" and "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises or the Project by a Tenant Party and the wastes, by-products, or residues generated, resulting, or produced therefrom.
(c)Removal of Hazardous Materials. Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by a Tenant Party onto or from the Premises or the Project, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or the Project or require the recording of any deed restriction or notice regarding the Premises or the Project. Tenant shall perform such work at any time during the period of this Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant's right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant's right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including an action to compel Tenant to perform such work), perform such work at Tenant's cost. Tenant shall pay all costs incurred by Landlord
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in performing such work within thirty (30) days after Landlord's request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises or the Project without the written approval of the Landlord.
(d)Tenant's Indemnity. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including diminution in value of the Premises or the Project and loss of rental income from the Project), liabilities (INCLUDING ANY STRICT LIABILITY), claims, demands, actions, suits, damages (including punitive damages), expenses (including remediation, removal, repair, corrective action, or cleanup expenses), and costs (including actual attorneys' fees, consultant fees or expert fees and including removal or management of any asbestos brought into the Premises or the Project or disturbed in breach of the requirements of this Section 27, regardless of whether such removal or management is required by Law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Section 27 by a Tenant Party regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Section 27 shall survive any expiration or termination of this Lease.
(e)Inspections and Tests. Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Section 27, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises or the Project. Tenant shall, within five days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises or the Project. Tenant shall not undertake, nor shall Tenant permit any Tenant Party to undertake, any invasive investigation, drilling or sampling of the soil or groundwater at the Premises or the Project without the prior written consent of Landlord, which consent shall in Landlord’s sole discretion.
(f)Landlord’s Representation and Warranty. Except as otherwise disclosed in that certain Phase I Environmental Site Assessment (ESA), prepared by Terracon Consultants,
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Inc., dated August 12, 2021 (Terracon Project No.: 49217504) (which Tenant acknowledges receiving and reviewing), Landlord represents and warrants to Tenant that, to Landlord's knowledge as of the date of this Lease, Landlord has not received written notice of any Hazardous Materials in the Premises at concentrations exceeding those allowed by applicable environmental Laws. As used herein, the phrase "to Landlord's knowledge" means the actual present and conscious awareness or knowledge of Joseph K. McGorrey ("Landlord's Representative"), without any duty of inquiry or investigation; provided that so qualifying Landlord's knowledge shall in no event give rise to any personal liability on the part of Landlord's Representative or any other officer or employee of Landlord, on account of any breach of any representation or warranty made by Landlord herein. Said terms do not include constructive knowledge, imputed knowledge, or knowledge Landlord or such persons do not have but could have obtained through further investigation or inquiry
28.Parking. Tenant shall have the non-exclusive right, in common with other tenants of the Project to use such parking spaces associated with the Building as are allocated to Tenant by Landlord. Tenant shall be assigned 110 vehicular parking spaces and 38 trailer parking spaces. Landlord shall use its reasonable discretion in allocating parking spaces to the tenants of the Project, taking into consideration all factors Landlord deems relevant, including the density and type (e.g., office or industrial) of use conducted by the tenants of the Building in their respective premises. Landlord reserves the right to initiate steps to control the parking utilization through gates, access cards, hang-tags or other means as appropriate. Parking spaces will be available to Tenant without charge during the initial Term. Landlord shall not be responsible for enforcing Tenant's parking rights against third parties.
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29.Sustainability. Tenant acknowledges and agrees that Landlord may elect to implement energy efficient and environmentally sustainable practices at the Project and, in furtherance of same, may pursue efforts to promote natural resource efficiency, preservation or conservation; carbon reduction; slowing of global warming; reduction of heat islands; stormwater control; reduction of chemical use and emissions; indoor air quality; sorting or recycling, and proper disposal of, trash; lighting performance standards; wellness, health and safety; sustainable purchasing policies; transportation management; and improvements to the Project to address any of the foregoing (collectively, the "Green Initiatives"), and may further implement any of the following as in effect from time to time: (a) environmental sustainability monitoring and certification programs pursuant to the U.S. Environmental Protection Agency’s Energy Star ® rating system or Design to Earn Energy Star 71, the Green Building Initiative’s Green Globes™ for Continual Improvement of Existing Buildings standards, the U.S. Green Building Council’s Leadership in Energy and Environmental Design rating system, the Building Research Establishment Environmental Assessment Method rating system, the Institute of Real Estate Management Certified Sustainable Property standards, the Fitwel Viral Response Module standards, the WELL Health-Safety Rating for Facility Operations and Management rating system or any similar program or rating system; (b) requirements, standards or programs pertaining to Green Initiatives that are offered or required by Law or by any energy, water or sewer utility; and (c) practices, means, methods or activities undertaken by Landlord that relate to Green Initiatives (collectively, the "Sustainability Standards"). In furtherance thereof, Landlord may be required to provide information, including a copy of this Lease and historical and current data regarding energy use, water use, waste diversion, materials, procedures and systems operation within the Project, Building and Premises to a certification body or agency in order to demonstrate compliance with various program requirements. Tenant agrees that throughout the Term: (i) Landlord may furnish a copy of this Lease and other information provided from Tenant to Landlord as reasonably necessary to comply with certification requirements related to Green Initiatives; (ii) Tenant shall cooperate reasonably and in good faith to maintain and provide Landlord with historical and current data regarding energy use, materials, procedures and systems operation within the Premises as Landlord shall reasonably require in order to meet the Sustainability Standards; and (iii) Tenant shall cooperate with Landlord and comply with the Sustainability Standards including all monitoring and data collection, maintenance, access, documentation and reporting requirements set forth therein, provided the same shall be at no material cost to Tenant and shall not materially increase Tenant’s obligations hereunder, except that Landlord shall have the right to submeter all utilities, at Tenant’s cost, for monitoring and data collection if not provided by Tenant in timely manner (monthly/quarterly). All utility data will be anonymous and aggregated with other data for any reporting purposes. Additionally, the roof above the Premises is not part of the Premises and is exclusively reserved to Landlord, and Tenant shall not go on the roof nor install any antennae, satellite dish, solar panels or other improvements on the roof without Landlord's prior written consent.
30.Letter of Credit.
(a)General Provisions. Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its
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obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease, a standby, unconditional, irrevocable, transferable, original letter of credit (the “Letter of Credit”) containing the terms required herein, in the face amount of the Letter of Credit Amount, naming Landlord as beneficiary, issued (or confirmed) by JPM Chase Bank, Bank of America, Citigroup, Wells Fargo, U.S. Bancorp or other financial institution acceptable to Landlord in Landlord’s sole discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is 120 days after the scheduled expiration date of the Term or any renewal Term. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than 30 days prior to the expiration date of the Letter of Credit then held by Landlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Section 30, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.
(b)Drawings under Letter of Credit. Landlord shall have the right to draw upon the Letter of Credit, in whole or in part, at any time and from time to time:
(i)If an Event of Default occurs; or
(ii)If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), and Tenant fails to deliver to Landlord, at least 30 days prior to the expiration date of the Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with the provisions of this Section 30.
No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any Event of Default by Tenant under this Lease or upon the occurrence of any of the other events described above in this Section 30(b).
(c)Use of Proceeds by Landlord. The proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any default by Tenant under this Lease. Landlord shall deposit any unused proceeds in a separate account in the name of Landlord or its designee at a financial institution selected by Landlord in its sole discretion (the “LC Proceeds Account”). Landlord may apply funds from the LC Proceeds Account against any Rent payable
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by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any default by Tenant under this Lease. The LC Proceeds Account is an asset of the Landlord and Tenant hereby disclaims all rights to the Account. The LC Proceeds Account shall be under the sole control of Landlord. Tenant shall not have any right to direct the disposition of funds from the LC Proceeds Account or any other right or interest in the LC Proceeds Account. Tenant shall, at any time and from time to time, execute, acknowledge and deliver such documents and take such actions as Landlord or the bank with which the LC Proceeds Account is maintained may reasonably request concerning the creation or perfection of the security interest granted to Landlord in (including Landlord’s control of) LC Proceeds Account or to effect the provisions of this Section 30(c). Tenant does hereby make, constitute and appoint Landlord its true and lawful attorney-in-fact, for it and in its name, place and stead, to execute and deliver all such instruments and documents, and to do all such other acts and things, as Landlord may deem to be necessary or desirable to protect and preserve the rights granted to Landlord under this Section 30(c). Tenant hereby grants to Landlord the full power and authority to appoint one or more substitutes to perform any of the acts that Landlord is authorized to perform under this Section 30(c), with a right to revoke such appointment of substitution at Landlord’s pleasure. The power of attorney granted pursuant to this Section 30(c) is coupled with an interest and therefore is irrevocable. Any person dealing with Landlord may rely upon the representation of Landlord relating to any authority granted by this power of attorney, including the intended scope of the authority, and may accept the written certificate of Landlord that this power of attorney is in full force and effect. Photographic or other facsimile reproductions of this executed Lease may be made and delivered by Landlord, and may be relied upon by any person to the same extent as though the copy were an original. Anyone who acts in reliance upon any representation or certificate of Landlord, or upon a reproduction of this Lease, shall not be liable for permitting Landlord to perform any act pursuant to this power of attorney. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within 30 days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any default by Tenant under this Lease; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.
(d)Additional Covenants of Tenant. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 30, and if Tenant fails to comply
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with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an uncurable Event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof or any interest in the LC Proceeds Account and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
(e)Transfer of Letter of Credit. Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity who is a successor Landlord including Landlord’s Mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s Mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten days after Landlord’s written request therefor.
(f)Nature of Letter of Credit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context (“Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.
31.Other Provisions.
(a)License Holder Disclosure. Georgia law requires a real estate license holder who is a party to a transaction or acting on behalf of a business entity in which the license holder owns an interest to notify the other party in writing before entering into a lease agreement. Disclosure: Joanna Blaesing, Mark Hawks, and Todd Barton are licensed real estate brokers in the State of Georgia and may own an indirect interest in Landlord and the Project.

Approved Georgia Industrial Lease Form
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LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.
This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:
CH REALTY IX-NDG ATLANTA FREEMAN INTERMODAL, L.P., a Delaware limited partnership

By: 20 West Industrial GP, LLC,
a Georgia limited liability company,
its general partner
By:
Name:
Title:
(CORPORATE SEAL)

Execution Date: September ____, 2024

TENANT:	HF FOODS GROUP, INC., a Delaware corporation By: Name: Title: (CORPORATE SEAL) Execution Date: September ____, 2024 Secretary of State Organizational Number: _______________________________

Approved Georgia Industrial Lease Form
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EXHIBIT A

OUTLINE OF PREMISES

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EXHIBIT B

DESCRIPTION OF THE LAND
TRACT ONE:
All that tract or parcel of land lying and being in Land Lots 1096 and 1097 of the 19th District, 2nd Section, Cobb County, Georgia and being more particularly described as follows:
BEGTNNING at the common comer of Land Lots 1050, 1051, 1097 and 1096; thence South 87 degrees 58 minutes 50 seconds East a distance of 198.12 feet along the north line of Land T ,ot 1096; continuing along the north line of Land Lot I 096 North 89 degrees 04 minutes 20 seconds East a distance of21.00 feet to comer point; thence South 37 degrees 35 minutes 58 seconds West a distance of 941.41 feet to point located on the northeasterly side of Access Road; thence North 42 degrees 37 minutes 31 seconds West along the northeasterly side of Access Road a distance of 1038.18 feet to corner point on the north line of Land Lot 1097; thence South 89 degrees 23 minutes 03 seconds East along the north line of Land Lot 1097 a distance of 1058.51 feet to common corner of Land Lots 1050, 1051, 1097 and 1096 and said POINT OF BEGINNING.
TRACT TWO:
All that tract or parcel of land lying and being in Land Lots l 096 and 1097 of the 19th District, 2nd Section, Cobb County, Georgia and being more particularly described as follows:
BEGINNNG at a point on the north line off ,and Lot 1096 said point being 219.12 feet East uf the northwest comer of Land Lot 1096 as measured along the north line of Land Lot 1096; thence North 89 degrees 04 minutes 21 seconds East along the north line of Land Lot 1096 a distance of 509.64 feet to corner point; thence South 44 degrees I 3 minutes 15 seconds West a distance of 1311.06 feet to a point located on right of way of Access Road; thence North 42 degrees 27 minutes 35 seconds West a distance of 251.31 feet along said right of way; thence North 37 degrees 35 minutes 58 seconds East a distance of 941.41 feet to POINT OF BEGINNING.
TRACT THREE:
A1 l that tract or parcel of land lying and being in Land Lots 1096 an<l 1097 of the 19th District, 2nd Section, Cobb County, Georgia and being approximately 36.87 acres as shown on a plat of survey thereof by Kenneth L. Nutt, Surveyor (Perimeter Surveying, Inc.) for Bill Askea dated February 20, 1985 and being more particularly described as follows:
BEGINNING at an iron pin at the Southeast corner of Land Lot 1096 thence North 89 degrees 39 minutes 03 seconds West along the South Land Lot Line of Land Lot 1096 a distance of 1164.98 feet to an iron pin on the Northwesterly right of way of Thornton Road Extension (S.R.#6); thence Jorth 64 degrees 48 minutes 54 seconds West along the Northwesterly right of way of Thornton
Road Extension 560.20 feet to an iron pin; thence No1th 44 degrees 13 minutes 15 seconds East a distance of 1469.56 feet to an iron pin on the North Land Lot Linc of Land Lot 1096; thence North 89 degrees 0 1 minutes 53 seconds East 706.15 feet to an iron pin at the Northeast corner of Land Lot 1096; thence South 02 degrees 33 minutes 34 seconds West along the East Land Lot Line of Land Lot 1096 a distance of 1312.11 feet to an iron pin at the Southeast corner of Land Lot 1096 and the Point of Beginning.
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EXHIBIT C

BUILDING RULES AND REGULATIONS
The following rules and regulations shall apply to the Premises, the Building, and the Project:
1.Sidewalks, doorways, vestibules, halls, stairways, loading dock areas and associated overhead doors, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.
2.Plumbing (including outside drains and sump pumps), fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.
3.No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building visible from the exterior of the Premises without the prior written consent of Landlord. Except as consented to in writing by Landlord or in accordance with Tenant's building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors, or windows which might appear unsightly from outside the Premises.
4.Tenant, at its expense, shall be responsible for providing all door locks in the Premises and shall provide to Landlord, at Tenant's expense, contemporaneously with the installation of such devices, a master key, card keys, access codes or other means to allow Landlord immediate access to all areas within the Premises.
5.Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.
6.Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.
Approved Georgia Industrial Lease Form
Based On Master Lease Version

7.Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them. Tenant shall not introduce, disturb or release asbestos or PCB's into or from the Premises.
8.Tenant shall not keep in the Building any flammable or explosive fluid or substance. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises without the prior written consent of Landlord. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.
9.Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.
10.[Intentionally Omitted]
11.All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot." Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.
12.No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.
13.Tenant shall not permit storage outside the Premises, including outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.
14.Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises.
15.Tenant shall not park or operate any semi-trucks or semi-trailers in the parking areas associated with the Building.
16.Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages.
17.Tenant shall not permit its employees, agents, or invitees to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other
Approved Georgia Industrial Lease Form
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area shared in common with other tenants in the Building, or permit its employees, agents, or invitees, to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.
Approved Georgia Industrial Lease Form
Based On Master Lease Version

EXHIBIT C-1

TRAFFIC RULES AND REGULATIONS
1.Innovative Way shall be limited to a right in, right out and is limited to employee passenger vehicle traffic only (i.e., no commercial vehicles).
2.Any damage to Innovative Way in excess of ordinary wear and tear caused by Tenant or Tenant’s employees, customers, invitees, and contractors shall be repaired by the City, at the sole cost and expense of Tenant and Tenant shall pay any such expenses upon demand therefor from Landlord or the City.
3.There shall be monthly communication among Tenant, Landlord, and Tenant’s suppliers regarding observation of and compliance with the commercial truck routes set forth below. Tenant shall cause all commercial trucks at the Project to utilize commercial GPS units (and not consumer-grade navigation devices or applications) to ensure compliance with the required truck routes. Tenant acknowledges that the City may impose fines for violation of the truck routes required by the terms of this Exhibit and that Tenant shall be responsible for payment of such fines.
4.The required routes for commercial trucks entering and/or exiting the Project as of the date of the Lease are set forth below and are incorporated herein by reference. As of the date of the Lease, commercial trucks may only enter or exit the Project from Oglesby Road at the access point labeled below; commercial trucks are prohibited from i) exiting the Project and turning right (east) onto Oglesby Road and (ii) turning from Oglesby Road right (north) onto Lewis Road. Tenant acknowledges and agrees that the City may modify or relocate such required routes at any time upon written notice to Tenant and/or Landlord.
Approved Georgia Industrial Lease Form
Based On Master Lease Version

NO RIGHT TURN FOR TRUCKS!
Current Approved Access
Planned Access Intersection
NO RIGHT TURN FOR TRUCKS!
Oglesby Road
OGLESBY RD
LEWIS RD
MEADOWS RD
INNOVATIVE WAY
Innovative Way
C H JAMES PKWY
FIVE OAKS PL
MISSY WAY
KARRON LN
Planned Access Intersection
19104900130
19104900060
19102300020
19105200040
19102100030
19105000010
19105000170
19104900030
19105100060
19109800050
19109700040
19109800290
19109800020
19109700020
19109800010
19109600010
19109800270
19109800200
19109700050
19112300390
19112400010
19112400040
19112600010
19112400080
19112400070

Approved Georgia Industrial Lease Form
Based On Master Lease Version

EXHIBIT D-1

LANDLORD’S WORK: WORK OF LIMITED SCOPE
(Landlord Performs the Work)
(Demising Wall)
1.Acceptance of Premises; Base Building. Except as set forth in this Exhibit, Tenant accepts the Premises in their "AS-IS" condition on the date that this Lease is entered into, including, without limitation, the following specific items:
a.Power. Electrical current of 1,600 amps.
(b)    Demising Wall. Landlord shall perform such work necessary to separately demise the Premises from the remainder of the Building in order to comply with all Laws, including splitting gas and electricity facilities as required by Law, and the installation of a demising wall, in each case using Building-standard materials (the "Demising Wall Work"). Upon completion of the Demising Wall Work, Tenant shall pay to Landlord an amount equal to the fifty percent (50%) of the total cost of the Demising Wall Work which shall be deducted from the Construction Allowance (as defined in Exhibit D-2). In the event of default of payment of such costs, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under this Lease.
2.Construction Representatives. Landlord and Tenant shall each provide written notice to the other within five days following the Lease Date of Landlord's and Tenant's representatives for coordination of construction and approval of change orders, provided that either party may change its representative upon written notice to the other.
3.Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8(a) and 22 of this Lease shall govern the performance of the Demising Wall Work and Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

Approved Georgia Industrial Lease Form
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EXHIBIT D-2
TENANT FINISH-WORK: ALLOWANCE
(Tenant Performs the Work)
1.Acceptance of Premises. Except as set forth in Exhibit D-1 and this Exhibit, Tenant accepts the Premises in their "AS-IS" condition on the date that this Lease is entered into.

4.Space Plans.
a.Preparation and Delivery. On or before the tenth day following the date of this Lease (such earlier date is referred to herein as the "Space Plans Delivery Deadline"), Tenant shall deliver to Landlord a space plan prepared by a design consultant reasonably acceptable to Landlord (the "Architect") depicting improvements to be installed in the Premises (the "Space Plans").
b.Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within five business days after Tenant's submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three business days after such notice, revise such Space Plans in accordance with Landlord's objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant. If Landlord fails to notify Tenant that it disapproves of the initial Space Plans within five business days (or, in the case of resubmitted Space Plans, within three business days) after the submission thereof, then Landlord shall be deemed to have approved the Space Plans in question.
5.Working Drawings.
a.Preparation and Delivery. On or before the tenth day following the date on which the Space Plans are approved (or deemed approved) by Landlord and Tenant (such earlier date is referred to herein as the "Working Drawings Delivery Deadline"), Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws.
b.Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within ten business days after Tenant's submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall,
Approved Georgia Industrial Lease Form
Based On Master Lease Version

within three business days after such notice, revise such working drawings in accordance with Landlord's objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord. If Landlord fails to notify Tenant that it disapproves of the initial working drawings within ten business days (or, in the case of resubmitted working drawings, within five business days) after the submission thereof, then Landlord shall be deemed to have approved the working drawings in question.
c.Landlord's Approval; Performance of Work. If any of Tenant's proposed construction work will affect the Building's Structure or the Building's Systems, then the working drawings pertaining thereto must be approved by the Building's engineer of record. Landlord's approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building's common areas or elevator lobby areas, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, "Working Drawings" means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "Work" means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord's approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Tenant shall cause the Work to be performed in accordance with the Working Drawings.
6.Contractors; Performance of Work. The Work shall be performed only by licensed contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner free of defects, shall conform strictly with the Working Drawings, and shall be performed in such a manner and at such times as and not to interfere with or delay Landlord's other contractors, the operation of the Building, and the occupancy thereof by other tenants. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Work (e.g., elevators, excess electricity, etc.).
Approved Georgia Industrial Lease Form
Based On Master Lease Version

7.Construction Contracts.
a.Tenant's General Contractor. Tenant shall enter into a construction contract with a general contractor selected by Tenant and approved by Landlord in a form acceptable to Tenant's representative for the Work, which shall comply with the provisions of this Section 5 and provide for, among other things, (1) a one-year warranty for all defective Work; (2) a requirement that Tenant's Contractor maintain general commercial liability insurance of not less than a combined single limit of $5,000,000, naming Landlord, Landlord's property management company, Landlord's asset management company, Landlord's Mortgagee, Tenant, and each of their respective Affiliates as additional insureds; (3) a requirement that the contractor perform the Work in substantial accordance with the Space Plans and the Working Drawings and in a good and workmanlike manner; (4) a requirement that the contractor is responsible for daily cleanup work and final clean up (including removal of debris); and (5) those items described in Section 5(b) (collectively, the "Approval Criteria"). Landlord shall have three business days to notify Tenant whether it approves the proposed construction agreements. If Landlord disapproves of the proposed construction agreements, then it shall specify in reasonable detail the reasons for such disapproval, in which case Tenant shall revise the proposed construction agreements to correct the objections and resubmit them to Landlord within two business days after Landlord notifies Tenant of its objections thereto, following which Landlord shall have two business days to notify Tenant whether it approves the revised construction agreements. If Landlord fails to notify Tenant that it disapproves of the construction agreements within three business days after the initial construction agreements or two business days after the revised construction agreements (as the case may be) are delivered to Landlord, then Landlord shall be deemed to have approved the construction agreements.
b.All Construction Contracts. Unless otherwise agreed in writing by Landlord and Tenant, each of Tenant's construction contracts shall: (1) provide a schedule and sequence of construction activities and completion reasonably acceptable to Landlord, (2) be in a contract form that satisfies the Approval Criteria, (3) require the contractor and each subcontractor to name Landlord, Landlord's property management company, Landlord's asset management company, and Tenant as additional insured on such contractor's insurance maintained in connection with the construction of the Work, (4) be assignable following an Event of Default by Tenant under this Lease to Landlord and Landlord's Mortgagees, and (5) contain at least a one-year warranty for all workmanship and materials.
8.Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building's common areas or elevator lobby areas, or (b) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural "as-built" plan of the Work as constructed, which plan shall be incorporated into this Exhibit D by this reference for all purposes. If Tenant requests
Approved Georgia Industrial Lease Form
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any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.
9.Definitions. As used herein "Substantial Completion," "Substantially Completed," and any derivations thereof mean the Work in the Premises is substantially completed (as reasonably determined by Landlord) in accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed.
10.Walk-Through; Punchlist. When Tenant considers the Work in the Premises to be Substantially Completed, Tenant will notify Landlord and within three business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his or her agreement on punchlist items. Tenant shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon.
11.Excess Costs. The entire cost of performing the Work (including design of and space planning for the Work and preparation of the Working Drawings and the final "as-built" plan of the Work, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, and the construction supervision fee referenced in Section 11 of this Exhibit, all of which costs are herein collectively called the "Total Construction Costs") in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly execute a work order agreement which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance.
12.Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $12.00 per rentable square foot in the Premises (the "Construction Allowance") to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. No advance of the Construction Allowance shall be made by Landlord until Tenant has first paid to the contractor from its own funds (and provided reasonable evidence thereof to Landlord) the anticipated amount by which the projected Total Construction Costs exceed the amount of the Construction Allowance. Thereafter, Landlord shall pay to Tenant the Construction Allowance in multiple disbursements (but not more than once in any calendar month) following the receipt by Landlord of the following items: (a) a request for payment, (b) final or partial lien waivers, as the case may be, from all persons performing work or supplying or fabricating materials for the Work, fully executed, acknowledged and in recordable form, and (c) the Architect's certification that the Work for which reimbursement has been requested has been finally completed, including (with respect to the last application for payment only) any punch-list items, on the appropriate AIA form or another form approved by Landlord, and, with respect to the disbursement of the last 20% of the Construction Allowance, (1) the
Approved Georgia Industrial Lease Form
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permanent certificate of occupancy issued for the Premises, (2) Tenant's occupancy of the Premises, (3) delivery of the architectural "as-built plan for the Work as constructed (as set forth above) to Landlord's construction representative (set forth below), and (4) an estoppel certificate confirming such factual matters as Landlord or Landlord's Mortgagee may reasonably request (collectively, a "Completed Application for Payment"). Landlord shall pay the amount requested in the applicable Completed Application for Payment to Tenant within 30 days following Tenant's submission of the Completed Application for Payment. If, however, the Completed Application for Payment is incomplete or incorrect, Landlord's payment of such request shall be deferred until 30 days following Landlord's receipt of the Completed Application for Payment. Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Construction Allowance during the pendency of any of the following: (A) Landlord has received written notice of any unpaid claims relating to any portion of the Work or materials in connection therewith, other than claims which will be paid in full from such disbursement, (B) there is an unbonded lien outstanding against the Building or the Premises or Tenant's interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (C) the conditions to the advance of the Construction Allowance are not satisfied, or (D) an Event of Default by Tenant exists The Construction Allowance must be used (that is, the Work must be fully complete and the Construction Allowance disbursed) within six months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.
13.Construction Management. Landlord or its Affiliate or agent shall supervise the Work and coordinate the relationship between the Work, the Building and the Building's Systems. In consideration for Landlord's construction supervision services, Landlord shall deduct from the Construction Allowance a construction supervision fee equal to One Hundred Thousand Dollars ($100,000.00).
14.Construction Representatives. Landlord and Tenant shall each provide written notice to the other within five days following the Lease Date of Landlord's and Tenant's representatives for coordination of construction and approval of change orders, provided that either party may change its representative upon written notice to the other.
15.Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8(a) and 22 of this Lease shall govern the performance of the Work and Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.
Approved Georgia Industrial Lease Form
Based On Master Lease Version

EXHIBIT E

CONFIRMATION OF COMMENCEMENT DATE
______________, 20__
______________________________
______________________________
______________________________
Re:    Lease Agreement (the "Lease") dated September 30, 2024, between CH REALTY IX-NDG ATLANTA FREEMAN INTERMODAL, L.P., a Delaware limited partnership ("Landlord"), and HF FOODS GROUP, INC., a Delaware corporation ("Tenant"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.
Ladies and Gentlemen:

Landlord and Tenant agree as follows:
a.Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the "Punchlist Items"), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.
b.Commencement Date. The Commencement Date of the Lease is __________, 2024.
c.Expiration Date. The Term is scheduled to expire on the last day of the 125th full calendar month of the Term, which date is ______________, 20___.
d.Contact Person. Tenant's contact person in the Premises is:
_____________________________
_____________________________
_____________________________
Attention:____________________
Telephone:____________________
Email: ____________
e.Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in
Approved Georgia Industrial Lease Form
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good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.
f.Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.
Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.
Sincerely,
CH REALTY IX-NDG ATLANTA FREEMAN INTERMODAL, L.P., a Delaware limited partnership
By: 20 West Industrial GP, LLC,
a Georgia limited liability company,
its general partner

By:
    Name:
    Title:
Agreed and accepted:
HF FOODS GROUP, INC., a Delaware corporation

By:
    Name:
    Title:
Approved Georgia Industrial Lease Form
Based On Master Lease Version

EXHIBIT A

PUNCHLIST ITEMS
Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.
Approved Georgia Industrial Lease Form
Based On Master Lease Version

EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE
    The undersigned is the Tenant under the Lease (defined below) between _______________________, a ___________________, as Landlord, and the undersigned as Tenant, for the Premises on the __________ floor(s) of the building located at _____________________, __________ and commonly known as _______________________, and hereby certifies as follows:
1.The Lease consists of the original Lease Agreement dated as of ___________, 20__ between Tenant and Landlord['s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state "none"):
The documents listed above are herein collectively referred to as the "Lease" and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.
2.The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.
3.The Term commenced on __________________, 2024 and the Term expires, excluding any renewal options, on _____________________, 20___, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.
4.Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state "none"):
5.All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ______________. The current monthly installment of Basic Rent is $____________.
6.All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.
7.As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.
8.No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.
Approved Georgia Industrial Lease Form
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9.If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
10.There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.
11.Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.
12.Tenant is not itself, and is not directly or indirectly owned, controlled or supported by, a "Specially Designated National" or otherwise designated as a blocked person under any regulation of the Office of Foreign Assets Control, U.S. Department of Treasury (see: www.ustreas.gov/offices/enforcement/OFAC).
13.All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.
Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord's Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord's Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.
Executed as of ____________________, 20___.

TENANT:	, a __________________________ By: Name: Title:
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EXHIBIT G

RENEWAL OPTIONS
Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for three additional periods of five years each, by delivering written notice of the exercise thereof to Landlord not earlier than 12 months nor later than nine months before the expiration of the Term or applicable renewal thereof. The Basic Rent payable for each month during such extended Term shall be the greater of (1) the prevailing rental rate at the commencement of such extended Term, for renewals of space in buildings of equivalent quality, size, utility and location for Class A non-refrigerated warehouse space, with the length of the extended Term and the credit standing of Tenant to be taken into account, or (2) the Basic Rent for the last month of the Term or applicable renewal thereof plus four percent (4%) thereof (such greater amount referred to herein as the "Prevailing Rental Rate"). Within 30 days after receipt of Tenant's notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within ten days after receipt of Landlord's notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord's determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:
a.Basic Rent shall be adjusted to the Prevailing Rental Rate;
b.Except as set forth in this Exhibit, Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and
c.Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.
If Tenant rejects Landlord's determination of the Prevailing Rental Rate, or and timely notifies Landlord thereof, Tenant may, in its notice to Landlord, require that the determination of the Prevailing Rental Rate be made by brokers (and if Tenant makes such election, Tenant shall be deemed to have irrevocably renewed the Term, subject only to the determination of the Prevailing Rental Rate as provided below). In such event, within ten days thereafter, each party shall select a qualified commercial real estate broker with at least ten years experience in leasing property and buildings in the city or submarket in which the Premises are located. The two brokers shall give their opinion of prevailing rental rates within 20 days after their retention. In no event, however, shall the Basic Rent in the renewal term be less than the then current Basic Rent rate per rentable square foot in effect hereunder. In the event the opinions of the two brokers differ and, after good faith efforts over the succeeding 20-day period, they cannot mutually agree, the brokers shall immediately and jointly appoint a third broker with the qualifications specified above. This third broker shall immediately (within five days) choose
Approved Georgia Industrial Lease Form
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either the determination of Landlord’s broker or Tenant’s broker and such choice of this third broker shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its real estate broker. Following the determination of the Prevailing Rental Rate by the brokers, the parties shall equally share the costs of any third broker. The parties shall immediately execute an amendment as set forth above. If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant's rights under this Exhibit shall terminate and Tenant shall have no right to renew this Lease.
Tenant's rights under this Exhibit shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises except to a Permitted Transferee, or (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.
Approved Georgia Industrial Lease Form
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EXHIBIT H

RENT ABATEMENT PROVISIONS
Basic Rent shall be conditionally abated during the first 150 days of the Term. Commencing with the 151st day of the Term, Tenant shall make Basic Rent payments as otherwise provided in this Lease. Notwithstanding such abatement of Basic Rent (a) all other sums due under this Lease, including Additional Rent shall be payable as provided in this Lease, and (b) any increases in Basic Rent set forth in this Lease shall occur on the dates scheduled therefor.
The abatement of Basic Rent provided for in this Exhibit is conditioned upon Tenant's full and timely performance of all of its obligations under this Lease. If at any time during the Term an Event of Default by Tenant occurs, then the abatement of Basic Rent provided for in this Exhibit shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the full amount of all Basic Rent herein abated.
Approved Georgia Industrial Lease Form
Based On Master Lease Version

EXHIBIT I
FORM OF SNDA
[Follows this Page]

Approved Georgia Industrial Lease Form
Based On Master Lease Version

Space Above This Line For Recorder’s Use
Tax ID No: 19109600020, 19109700040, 19105000010

After recording return to:
____________________________
____________________________
____________________________

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (“Agreement”), is made and entered into as of the _____ day of ________________, 2024, by and among HF FOODS GROUP, INC., a Delaware corporation (“Tenant”), CH REALTY IX-NDG I ATLANTA FREEMAN INTERMODAL, L.P., a Delaware limited partnership (“Borrower”), and PINNACLE BANK, a Tennessee banking corporation, and its successors or assigns (“Lender”).
RECITALS
1. Lender has made a loan(s) to Borrower (the “Loan”) secured by among other things, a deed to secure debt (as modified from time to time, the “Deed to Secure Debt”) wherein Borrower pledged real property situated in said county, being more particularly described in Exhibit A attached hereto and incorporated herein by reference (the “Property”).
2. Contemporaneously with the execution hereof, Borrower, as landlord, and Tenant are entering into a Lease of the Property (the Lease and all amendments thereto collectively being referred to as the “Lease”), a copy of which has been provided to the Lender.
3. Lender and Tenant desire to confirm their understandings with respect to the Lease and the Deed to Secure Debt.
Approved Georgia Industrial Lease Form
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NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, it is hereby agreed as follows:
1.Consent and Subordination. Lender hereby consents to the Lease. The Lease and the rights of Tenant in and under the Lease and in and to the Property, are hereby subjected and subordinated and shall remain in all respects and for all purposes subject and subordinate to the Deed to Secure Debt and to any and all advances made on the security thereof and to any and all increases, amendments, supplements, modifications, renewals, consolidations, extensions or replacements thereto, thereof or therefor, and to the rights and interests of any of Lender’s successors or assignees. This provision is acknowledged by Tenant to be self-operative, and no further instrument shall be required to effect such subordination of the Lease.
2.Tenant to Attorn to Deed to Secure Debt.
(1)If the interests of Borrower in and to the Property are owned by Lender by reason of any deed in lieu of foreclosure, judicial foreclosure, sale pursuant to any power of sale or other proceedings brought by it or by any other manner, including, but not limited to, Lender’s exercise of its rights under any collateral assignment(s) of leases and rents, and Lender succeeds to the interest of Borrower under the Lease, Lender and Tenant shall be bound to each other under all of the terms, covenants, and conditions of the Lease for the balance of the term thereof remaining, and any extension thereof duly exercised by Tenant with the same force and effect as if Lender were the lessor under the Lease.
(2)Tenant does hereby attorn to Lender, as its lessor, said attornment to be effective and self-operative, without the execution of any further instruments on the part of any parties hereto, immediately upon Lender’s succeeding to the interest of Borrower under the Lease. Notwithstanding the foregoing, Tenant shall be under no obligation to pay rent to Lender until three (3) calendar days after Lender sends written notice in accordance with Section 10 of this Agreement notifying Tenant that Lender has succeeded to the interest of the Borrower under the Lease or otherwise has the right to receive such rents.
(3)The respective rights and obligations of Tenant and Lender upon such attornment shall be in accordance with the Lease to the extent of the then remaining balance of the term now set forth therein, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference, with the same force and effect as if set forth at length herein.
(4)Borrower hereby consents to Tenant's attornment to Lender and, upon such event, agrees that Tenant shall pay all rent and all other sums due under the Lease to Lender as provided in the Lease.
(5)Tenant also agrees to provide any and all information and execute any and all documents reasonably required by any Lender to effectuate the provisions hereof. If Tenant fails
Approved Georgia Industrial Lease Form
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to provide any such information or fails execute any such document within ten (10) days after Lender’s request therefor, the same shall be deemed a material default under the Lease.
3.Tenant Not to Be Disturbed. If the interests of Borrower under the Lease shall be transferred to Lender by reason of foreclosure or other proceedings brought by it in lieu of, or pursuant to, a foreclosure, by deed in lieu of foreclosure or by any other manner, and Lender succeeds to the interest of the Borrower under the Lease, and provided that Tenant is not in default in the payment of rent or additional rent or in the performance of any of the material terms, covenants or conditions of the Lease on Tenant’s part to be performed (beyond any applicable period given Tenant to cure such default), Tenant’s possession of the Property and Tenant’s rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any renewal rights contained in the Lease, shall not be diminished or interfered with by Lender, and Tenant’s occupancy of the Property shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof.
4.Lender Not Bound By Certain Acts of Borrower. If Lender shall succeed to the interest of Borrower under the Lease, Lender shall not be:
a.liable for any breach of the Lease or other act or omission of any prior landlord (including Borrower);
b.subject to any offsets or defenses which Tenant might have against any prior landlord (including Borrower);
c.bound by any rent or additional rent which Tenant might have paid for more than one month in advance, and all such rent shall remain due and owing, notwithstanding such advance payment;
d.bound by any provisions of the Lease regarding the commencement or completion of any construction, or the payment of any construction allowance or contribution towards the cost of work performed by Tenant;
e.bound by any provision of the Lease which provided for warranties of construction from Borrower to Tenant, or for the cleanup of or damages resulting from hazardous materials;
f.bound by any provision of the Lease restricting the use of other properties owned by Lender, as landlord, for purposes which compete with Tenant;
g.liable for the return of any security deposit or advance rental deposit except to the extent actually received by Lender from Borrower;
h.liable for any representations and warranties of Borrower; or
i.bound by any amendment, modification, termination, assignment or sublease made without the Lender’s consent.
Approved Georgia Industrial Lease Form
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5.Assignment of Rents. Pursuant to an Assignment of Rents included in the Deed to Secure Debt, Borrower has assigned its interest in the rents and payments due under the Lease to Lender as security for repayment of the Loan. If in the future there is a default by the Borrower in the performance and observance of the terms of the Deed to Secure Debt, the Lender may, at its option under the Assignment of Rents, require that all rents and other payments due under the Lease be paid directly to it. Borrower hereby authorizes and directs Tenant and Tenant, upon receipt of written notice, agrees to pay any payments due under the terms of the Lease to or as directed by Lender. The making of such payments directly to or as directed by Lender shall satisfy Tenant’s obligation to make such payments to the landlord under the Lease, whether or not Lender had the right to give notice to Tenant to make such payments directly to Lender.
6.Notice to Lender by Tenant. In the event of any act or omission by Borrower under the Lease which would give Tenant the right, either immediately or after the lapse of a period of time, to terminate the Lease, or claim a partial or total eviction, Tenant shall, at the time it provides written notice to Borrower of such breach, use commercially reasonable efforts to mail a copy of such written notice to Lender by certified or registered mail, return receipt requested, addressed to Lender, at Lender’s address. Tenant’s rights under the Lease shall not be affected by whether it delivers, or whether Lender receives, notice to the Lender.
7.Termination. This Agreement will automatically terminate upon satisfaction of the Deed to Secure Debt.
8.Successors and Assigns. This Agreement and each and every covenant, agreement and other provision hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, administrators, representatives, successors and assigns, including without limitation each and every holder of the Lease or any other person having an interest therein, and any holder of the Deed to Secure Debt and the Assignment of Rents and any other person having an interest therein.
9.Choice of Law. This Agreement is made and executed under and in all respects is to be governed and construed by the laws of the State of Georgia.
10.Notices. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when delivered personally, or sent by a nationally recognized overnight courier service or United States Mail, certified or registered, return receipt requested, postage prepaid, addressed as follows:
If to Tenant:

Name
Attn:
Address
City, State, Zip

Approved Georgia Industrial Lease Form
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With a copy to:

If to Lender:
        Pinnacle Bank
    150 Third Avenue South, Suite 900
        Nashville, Tennessee 37201
        Attention: Tyler Muesch

With a copy to:
Pinnacle Bank
150 3rd Avenue South, Suite 900
Nashville, Tennessee 37201
Attention: Legal Department

If to Borrower:
CH Realty IX-NDG I Atlanta Freeman Intermodal, L.P.
910 Davis Bend
Alpharetta, Georgia 30004

With a copy to:
11.Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS.
12.Waiver of Special Damages. TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL PARTIES TO THIS AGREEMENT AGREE THEY WILL NOT ASSERT, AND HEREBY WAIVE, ANY CLAIM AGAINST THE ANY OTHER PARTY, ON ANY THEORY OF LIABILITY OTHER THAN GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY.
Approved Georgia Industrial Lease Form
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13.No Partnership or Co-Venture. Neither the execution and delivery by Lender of this Agreement, nor the exercise by the Lender of any of its rights, privileges or remedies hereunder or under the Loan and Deed to Secure Debt or under applicable law, shall be deemed to render the Lender a co-partner, or co-venturer, with the Borrower, Tenant or any other person or entity, it being expressly understood, acknowledged and agreed by the parties that all of such rights, privileges and remedies are being conferred upon, and exercised by, the Lender solely in furtherance of its role as a secured lender.
14.Counterparts; Electronic Delivery. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Delivery of an executed counterpart hereof by email or facsimile shall constitute delivery of an executed original.
15.Conflict. If there shall be any conflict between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall be controlling.
16.Miscellaneous. The captions and headings of the various sections of this Agreement are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable. This Agreement constitutes the entire agreement of the parties with respect to subject matter hereof. This Agreement may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties hereto, or their respective assigns or successors in interest. This Agreement is and shall be binding upon and shall inure to the benefit of Tenant, Borrower, and Lender and their respective successors and assigns.

Signature Page Follows

Approved Georgia Industrial Lease Form
Based On Master Lease Version

[SIGNATURE PAGE TO SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT]
IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed and delivered this Agreement, UNDER SEAL, to be effective as of the day and year first above written.

Signed, sealed and delivered in the presence of: Unofficial Witness Notary Public My Commission Expires: (NOTARIAL SEAL)	TENANT: HF FOODS GROUP, INC., a Delaware corporation By: (SEAL) Name: Title: [CORPORATE SEAL]

Approved Georgia Industrial Lease Form
Based On Master Lease Version

[SIGNATURE PAGE TO SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT]

Signed, sealed and delivered in the presence of: Unofficial Witness Notary Public My Commission Expires: (NOTARIAL SEAL)
BORROWER:

CH REALTY IX-NDG I ATLANTA FREEMAN INTERMODAL, L.P., a Delaware limited partnership

By:     20 West Industrial GP, LLC, a Georgia limited liability company, its general partner

By:
Name: Joseph K. McGorrey
Title: Manager

[SEAL]

Approved Georgia Industrial Lease Form
Based On Master Lease Version

[SIGNATURE PAGE TO SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT]

Signed, sealed and delivered in the presence of: Unofficial Witness Notary Public My Commission Expires: (NOTARIAL SEAL)	LENDER: PINNACLE BANK, a Tennessee banking corporation By: (SEAL) Tyler Muesch, Senior Vice President [CORPORATE SEAL]

Approved Georgia Industrial Lease Form
Based On Master Lease Version

Exhibit A

Legal Description of Property

Tract 1:
All that tract or parcel of land lying and being in Land Lots 1096 & 1097 of the 19th District, 2nd Section, Cobb County, Georgia, and being more particularly described as follows:
Beginning at a 1/2 inch rebar found at the common corner of Land Lots 1050, 1051, 1096, & 1097, said point being the Point of Beginning;
Thence along the Northern line of Land Lot 1096 South 87 degrees 59 minutes 28 seconds East 198.13 feet to a 1/2 inch rebar found;
Thence North 88 degrees 57 minutes 52 seconds East 20.96 feet to a 5/8 inch rebar found;
Thence North 88 degrees 54 minutes 45 seconds East 509.64 feet to a 1/2 inch rebar set;
Thence North 88 degrees 54 minutes 45 seconds East 652.42 feet to a point;
Thence leaving the said land lot line South 47 degrees 45 minutes 30 seconds West 1799.25 feet to a point on the Northeasterly right of way of C.H. James Parkway a.k.a. Highway 278 (Variable R/W);
Thence along the said right of way North 42 degrees 36 minutes 46 seconds West 347.71 feet to a 1/2 inch rebar set; Thence North 42 degrees 36 minutes 40 seconds West 251.31 feet to a 1/2 inch rebar set;
Thence North 42 degrees 36 minutes 40 seconds West 1038.18 feet to a 1/2 inch rebar found at the intersection of the said right of way and the Northern line of Land Lot 1097;
Thence leaving the said right of way along the said land lot line South 89 degrees 24 minutes 48 seconds East 1059.67 feet to a 1/2 inch rebar found, said point being the Point of Beginning;
Said tract or parcel contains 33.31 acres (1,450,802 square feet), more or less.
LESS AND EXCEPT the property conveyed by that certain Quitclaim Deed from CH Realty IX-NDG I Atlanta Freeman Intermodal, L.P., a Delaware limited partnership, to Powder Springs BC LLC, a Georgia limited liability company, dated August 3, 2022, recorded August 3, 2022 in Deed Book 16077, Page 3425, Cobb County, Georgia records.
Tract 2:
Approved Georgia Industrial Lease Form
Based On Master Lease Version

All that tract or parcel of land lying and being in Land Lot 1050 of the 19th District, 2nd Section, City of Powder Springs, Cobb County, Georgia, and being more particularly described as follows;
Beginning at a 1/2 inch rebar found at the Southeastern corner of Land Lot 1050 per DB. 12341, Pg. 462, said point being the Point of Beginning;
Thence along the South line of said land lot North 89 degrees 24 minutes 48 seconds West 698.99 feet to a point at the intersection of said land lot line and the centerline of an unnamed creek;
Thence along the said centerline of creek in a Northeasterly direction for 438+/- feet with a tie line of North 64 degrees 10 minutes 20 seconds East 383.59 feet to a point;
Thence leaving said centerline of creek North 02 degrees 17 minutes 06 seconds East 129.17 feet to a point;
Thence North 29 degrees 13 minutes 32 seconds West 56.97 feet to a point;
Thence North 87 degrees 21 minutes 47 seconds West 55.47 feet to a concrete monument found on the Southerly right of way of Oglesby Road (Variable R/W);
Thence along said right of way North 01 degrees 33 minutes 30 seconds East 27.73 feet to a concrete monument found;
Thence South 87 degrees 24 minutes 08 seconds East 205.55 feet to a 1/2 inch rebar set;
Thence along a curve to the right an arc length of 174.94 feet, said curve having a radius of 2272.00 feet, and being subtended by a chord of 174.90 feet, at South 85 degrees 16 minutes 39 seconds East to a 1/2 inch rebar set;
Thence South 80 degrees 57 minutes 56 seconds East 64.57 feet to a 1/2 inch rebar found at the intersection of said right of way and the Eastern line of Land Lot 1050;
Thence leaving said right of way and along said land lot line South 02 degrees 01 minutes 59 seconds West 349.69 feet to a 1/2 inch rebar found, said point being the Point of Beginning;
Said tract or parcel contains 3.8+/- acres (163,692 square feet), more or less.
The above Tracts 1 and 2 also being described as follows:
ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOTS 1050, 1096 & 1097 OF THE 19TH DISTRICT, 2ND SECTION, CITY OF POWDER SPRINGS, COBB COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
Approved Georgia Industrial Lease Form
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BEGINNING AT A #4 REBAR FOUND AT THE COMMON CORNER OF LAND LOTS 1050, 1051, 1096, & 1097 PER D.B. 15892 PG. 4562, SAID POINT BEING THE POINT OF BEGINNING;
THENCE ALONG THE NORTHERN LINE OF LAND LOT 1096 SOUTH 87 DEGREES 59 MINUTES 28 SECONDS EAST 198.13 FEET TO A #4 REBAR FOUND;
THENCE NORTH 88 DEGREES 57 MINUTES 52 SECONDS EAST 20.96 FEET TO A #3 REBAR FOUND;
THENCE NORTH 88 DEGREES 54 MINUTES 45 SECONDS EAST 509.64 FEET TO A #4 REBAR SET;
THENCE NORTH 88 DEGREES 54 MINUTES 45 SECONDS EAST 652.42 FEET TO A #4 REBAR SET;
THENCE LEAVING SAID LAND LOT LINE SOUTH 47 DEGREES 45 MINUTES 30 SECONDS WEST 1799.26 FEET TO A #4 REBAR SET ON THE NORTHEASTERLY RIGHT OF WAY OF C.H. JAMES PARKWAY (A.K.A. HWY 278) (VARIABLE R/W);
THENCE ALONG SAID RIGHT OF WAY NORTH 42 DEGREES 36 MINUTES 40 SECONDS WEST 347.71 FEET TO A #4 REBAR SET;
THENCE NORTH 42 DEGREES 36 MINUTES 40 SECONDS WEST 251.31 FEET TO A #4 REBAR SET;
THENCE NORTH 42 DEGREES 36 MINUTES 40 SECONDS WEST 804.68 FEET TO A POINT AT THE INTERSECTION OF SAID RIGHT OF WAY AND THE CENTERLINE OF AN UNNAMED CREEK;
THENCE LEAVING SAID RIGHT OF WAY AND ALONG SAID CENTERLINE OF CREEK FOR 267± FEET WITH A TIE LINE OF NORTH 45 DEGREES 52 MINUTES 37 SECONDS EAST 241.96 FEET TO A POINT;
THENCE CONTINUING ALONG SAID CREEK FOR 438± FEET WITH A TIE LINE OF NORTH 64 DEGREES 10 MINUTES 20 SECONDS EAST 383.59 FEET TO A POINT;
THENCE LEAVING SAID CENTERLINE OF CREEK NORTH 02 DEGREES 17 MINUTES 06 SECONDS EAST 129.17 FEET TO A #4 REBAR SET;
THENCE NORTH 29 DEGREES 13 MINUTES 32 SECONDS WEST 56.97 FEET TO A #4 REBAR SET;
THENCE NORTH 87 DEGREES 21 MINUTES 47 SECONDS WEST 55.47 FEET TO A CONCRETE MONUMENT FOUND ON THE SOUTHERLY RIGHT OF WAY OF OGLESBY ROAD (VARIABLE R/W);
Approved Georgia Industrial Lease Form
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THENCE ALONG SAID RIGHT OF WAY NORTH 01 DEGREES 33 MINUTES 30 SECONDS EAST 27.73 FEET TO A CONCRETE MONUMENT FOUND;
THENCE SOUTH 87 DEGREES 24 MINUTES 08 SECONDS EAST 205.55 FEET TO A #4 REBAR SET;
THENCE ALONG A CURVE TO THE RIGHT AN ARC LENGTH OF 174.94 FEET, SAID CURVE HAVING A RADIUS OF 2272.00 FEET, AND BEING SUBTENDED BY A CHORD OF 174.90 FEET, AT SOUTH 85 DEGREES 16 MINUTES 39 SECONDS EAST TO A #4 REBAR SET;
THENCE SOUTH 80 DEGREES 57 MINUTES 56 SECONDS EAST 64.57 FEET TO A #4 REBAR FOUND;
THENCE LEAVING SAID RIGHT OF WAY SOUTH 02 DEGREES 01 MINUTES 59 SECONDS WEST 349.69 FEET TO A #4 REBAR FOUND;
THENCE SOUTH 89 DEGREES 24 MINUTES 53 SECONDS EAST 28.89 FEET TO A #4 REBAR FOUND, SAID POINT BEING THE POINT OF BEGINNING;
SAID TRACT OR PARCEL CONTAINS 36.36± ACRES 1,583,952 SQUARE FEET, MORE OR LESS.

4893-9002-0587v.1 21478-4062 9/30/2024

Approved Georgia Industrial Lease Form
Based On Master Lease Version